UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2022

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices) (Zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2022, the Company and Mr. Ed Ebbers, Executive Vice President and General Manager of Dermatology, agreed that he would resign from the Company, effective as of March 18, 2022 (the “Separation Date”). The Company, as part of its efforts to streamline its business operations, has eliminated the General Manager position. This decision was not the result of any disagreement relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Employment Agreement between the Company and Mr. Ebbers dated June 26, 2016 (the “Employment Agreement”), and in consideration for a signed release of any claims he may have relating to his employment with the Company, Mr. Ebbers will be entitled to, among other things: (i) payment of salary through the Separation Date; (ii) severance payments of twelve semi-monthly equal installments, which amount represents the sum of six months of Mr. Ebber’s annual base salary; (iii) an additional severance payment of $28,318 in lieu of any 2022 cash bonus as calculated by Mr. Ebber’s Employment Agreement; (iv) acceleration of vesting of the unvested portion of each equity award that would normally vest over twelve months from the Separation Date; and (v) continuation of Company-paid health insurance benefits under COBRA until Mr. Ebbers is no longer eligible for COBRA continuation benefits. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement itself, which was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2018.

To facilitate a smooth transition, the Company expects to enter into a continuing consulting arrangement with Mr. Ebbers.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE BIOSCIENCES, INC.

By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner Chief Financial Officer, Executive Vice President of Finance and Administration, and Treasurer (Principal Financial and Accounting Officer)

Date: March 21, 2022